Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-106293



                           PROSPECTUS SUPPLEMENT NO. 8
                       (TO PROSPECTUS DATED JULY 3, 2003)

                                U.S. $889,000,000

                              CARNIVAL CORPORATION

                     SENIOR CONVERTIBLE DEBENTURES DUE 2033
                         GUARANTEED BY CARNIVAL PLC AND
                   P&O PRINCESS CRUISES INTERNATIONAL LIMITED


         This prospectus supplement No. 8 supplements and amends the prospectus dated July 3, 2003, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003, prospectus supplement No. 4 dated September 11, 2003, prospectus supplement No. 5 dated October 6, 2003, prospectus supplement No. 6 dated October 31, 2003 and prospectus supplement No. 7 dated November 17, 2003 relating to $889,000,000 aggregate principal amount at maturity of our Senior Convertible Debentures due 2033 (the "debentures") and 20,896,657 shares of our common stock issuable upon conversion of the debentures held by the selling securityholders, plus an indeterminate number of shares as may become issuable upon conversion of the debentures by reason of adjustment to the conversion price.

         The table on page 74 of the prospectus sets forth information with respect to the selling securityholders and the respective amounts at maturity of debentures beneficially owned by each selling securityholder that may be offered pursuant to the prospectus, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003, prospectus supplement No. 4 dated September 11, 2003, prospectus supplement No. 5 dated October 6, 2003, prospectus supplement No. 6 dated October 31, 2003 and prospectus supplement No. 7 dated November 17, 2003. This prospectus supplement amends that table by adding to it the items set forth below.

-------------------------------------------------------------------------------------------------------------------
                                      PRINCIPAL                           NUMBER OF
                                      AMOUNT AT                           SHARES OF               NUMBER OF
                                     MATURITY OF                        COMMON STOCK              SHARES OF
                                      DEBENTURES       PERCENT OF       ISSUABLE UPON           COMMON STOCK
                                     BENEFICIALLY        TOTAL             INITIAL             OWNED PRIOR TO
            SELLING                   OWNED AND       OUTSTANDING        CONVERSION OF          CONVERSION OF
        SECURITYHOLDER                 OFFERED         DEBENTURES        DEBENTURES (1)         DEBENTURES (1)
-------------------------------------------------------------------------------------------------------------------
Man Convertible Bond
Master Fund....................     $3,523,000             0.40%            82,811                      0
-------------------------------------------------------------------------------------------------------------------

St. Thomas Trading Ltd.........     $6,477,000             0.73%           152,247                      0
-------------------------------------------------------------------------------------------------------------------

     (1) Also includes an equivalent number of non-detachable trust shares of beneficial interest in P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands. See "Description of Trust Shares."

         The prospectus dated July 3, 2003, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003, prospectus supplement No. 4 dated September 11, 2003, prospectus supplement No. 5 dated October 6, 2003, prospectus supplement No. 6 dated October 31, 2003, prospectus supplement No. 7 dated November 17, 2003 and this prospectus supplement No. 8 constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the debentures and the common stock issuable upon conversion of the debentures.

         Our common stock is traded on the New York Stock Exchange under the symbol "CCL." On December 5, 2003, the last reported sales price of the common stock was $35.25 per share.

         There is no public market for the debentures, and we do not intend to apply for their listing on any securities exchange or seek approval for quotation of them through any automated system.

         INVESTING IN THE SECURITIES OFFER BY THIS PROSPECTUS INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 11 OF THE ACCOMPANYING PROSPECTUS.

         Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of the securities offered by this prospectus or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                          _____________________________

           The date of this prospectus supplement is December 8, 2003.

                             SELLING SECURITYHOLDERS

         The prospectus dated July 3, 2003, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003, prospectus supplement No. 4 dated September 11, 2003, prospectus supplement No. 5 dated October 6, 2003, prospectus supplement No. 6 dated October 31, 2003 and prospectus supplement No. 7 dated November 17, 2003 relating to the offer for resale of $889,000,000 aggregate principal amount at maturity of debentures and 20,896,657 shares of our common stock issuable upon conversion of the debentures held by the selling securityholders, plus an indeterminate number of shares as may become issuable upon conversion of the debentures by reason of adjustment to the conversion price and, upon each issuance of shares of Carnival Corporation common stock to a person, including to a holder of debentures upon conversion of debentures, an equivalent number of non-detachable trust shares of beneficial interest in the P&O Princess Special Voting Trust, is amended to replace the first paragraph and the table under the heading "Selling Securityholders" on page 74 with the information in the following paragraph and table. We may further amend or supplement this table from time to time if necessary.

         We originally sold the debentures to the initial purchaser in a private placement. The debentures were subsequently resold by the initial purchaser to purchasers, including the selling securityholders listed below, in transactions exempt from registration. The following table provides, as of December 8, 2003, the principal amount at maturity of debentures held by such selling securityholder, the number of shares of common stock beneficially owned by such securityholder prior to its conversion of any debentures and the number of shares of our common stock issuable upon conversion of the debentures. This information has been obtained from the selling securityholders.

-------------------------------------------------------------------------------------------------------------------
                                      PRINCIPAL                           NUMBER OF
                                      AMOUNT AT                           SHARES OF               NUMBER OF
                                     MATURITY OF                        COMMON STOCK              SHARES OF
                                      DEBENTURES       PERCENT OF       ISSUABLE UPON           COMMON STOCK
                                     BENEFICIALLY        TOTAL             INITIAL             OWNED PRIOR TO
            SELLING                   OWNED AND       OUTSTANDING        CONVERSION OF          CONVERSION OF
        SECURITYHOLDER                 OFFERED         DEBENTURES        DEBENTURES (1)         DEBENTURES (1)
-------------------------------------------------------------------------------------------------------------------
Argent Classic Convertible
Arbitrage (Bermuda) Fund
Ltd............................       $14,200,000             1.60%           333,782                      0
-------------------------------------------------------------------------------------------------------------------

Argent Classic Convertible
Arbitrage Fund L.P.............        $2,800,000             0.31%            65,816                      0
-------------------------------------------------------------------------------------------------------------------

Argent LowLev
Convertible Arbitrage Fund
LLC............................        $1,100,000             0.12%            25,856                      0
-------------------------------------------------------------------------------------------------------------------

Argent LowLev
Convertible Arbitrage Fund
Ltd............................        $6,300,000             0.71%           148,087                      0
-------------------------------------------------------------------------------------------------------------------

Bank Austria Cayman
Islands, LTD...................        $7,650,000             0.86%           179,819                      0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                      PRINCIPAL                           NUMBER OF
                                      AMOUNT AT                           SHARES OF               NUMBER OF
                                     MATURITY OF                        COMMON STOCK              SHARES OF
                                      DEBENTURES       PERCENT OF       ISSUABLE UPON           COMMON STOCK
                                     BENEFICIALLY        TOTAL             INITIAL             OWNED PRIOR TO
            SELLING                   OWNED AND       OUTSTANDING        CONVERSION OF          CONVERSION OF
        SECURITYHOLDER                 OFFERED         DEBENTURES        DEBENTURES (1)         DEBENTURES (1)
-------------------------------------------------------------------------------------------------------------------
Banc of America Securities
L.L.C..........................        $2,100,000             0.24%            49,362                      0
-------------------------------------------------------------------------------------------------------------------

Bear, Stearns & Co., Inc.......       $30,500,000             3.43%           716,927                      0
-------------------------------------------------------------------------------------------------------------------

BNP Paribas Equity
Strategies SNC.................          $744,000             0.08%            17,488                      0
-------------------------------------------------------------------------------------------------------------------

Clinton Convertible
Managed Trading Account
1 Limited......................        $2,620,000             0.29%            61,585                      0
-------------------------------------------------------------------------------------------------------------------

Clinton Multistrategy
Master Fund, Ltd...............       $21,890,000             2.46%           514,542                      0
-------------------------------------------------------------------------------------------------------------------

Clinton Riverside
Convertible Portfolio
Limited........................       $22,000,000             2.47%           517,128                      0
-------------------------------------------------------------------------------------------------------------------

Continental Assurance
Company On Behalf Of Its
Separate Account (E)...........        $3,100,000             0.35%            72,868                      0
-------------------------------------------------------------------------------------------------------------------

Continental Casualty
Company........................       $24,400,000             2.74%           573,542                      0
-------------------------------------------------------------------------------------------------------------------

CooperNeff Convertible
Strategies (Cayman) Master
Fund L.P.......................          $580,000             0.07%            13,633                      0
-------------------------------------------------------------------------------------------------------------------

DBAG London....................          $500,000              .06%            11,753                      0
-------------------------------------------------------------------------------------------------------------------

Global Bermuda Limited
Partnership....................       $23,100,000             2.60%           542,984                      0
-------------------------------------------------------------------------------------------------------------------

Goldman, Sachs & Co............       $49,300,000             5.55%         1,158,836                487,385
-------------------------------------------------------------------------------------------------------------------

Guggenheim Portfolio Co.
XV, LLC........................        $1,350,000             0.15%            31,733                      0
-------------------------------------------------------------------------------------------------------------------

Hamilton Multi-Strategy
Master Fund, LP................        $4,300,000             0.48%           101,075                      0
-------------------------------------------------------------------------------------------------------------------

Highbridge International
LLC............................       $50,000,000             5.62%         1,175,290                      0
-------------------------------------------------------------------------------------------------------------------

JP Morgan Securities Inc. .....       $35,000,000             3.94%           822,703                  3,749
-------------------------------------------------------------------------------------------------------------------

KBC Financial Products
(Cayman Islands) Ltd...........       $25,550,000             2.87%           600,573                      0
-------------------------------------------------------------------------------------------------------------------

KBC Financial Products
USA Inc........................        $1,450,000             0.16%            34,083                      0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                      PRINCIPAL                           NUMBER OF
                                      AMOUNT AT                           SHARES OF               NUMBER OF
                                     MATURITY OF                        COMMON STOCK              SHARES OF
                                      DEBENTURES       PERCENT OF       ISSUABLE UPON           COMMON STOCK
                                     BENEFICIALLY        TOTAL             INITIAL             OWNED PRIOR TO
            SELLING                   OWNED AND       OUTSTANDING        CONVERSION OF          CONVERSION OF
        SECURITYHOLDER                 OFFERED         DEBENTURES        DEBENTURES (1)         DEBENTURES (1)
-------------------------------------------------------------------------------------------------------------------
Lakeshore International,
Ltd............................       $92,400,000            10.40%         2,171,936                      0
-------------------------------------------------------------------------------------------------------------------

Laurel Ridge Capital, LP.......        $7,500,000             0.84%           176,294                      0
-------------------------------------------------------------------------------------------------------------------

Lyxor Master Fund..............        $2,100,000             0.24%            49,362                      0
-------------------------------------------------------------------------------------------------------------------

Man Convertible Bond
Master Fund....................        $3,523,000             0.40%            82,811                      0
-------------------------------------------------------------------------------------------------------------------

Meadow IAM Limited ............        $2,090,000             0.24%            49,127                      0
-------------------------------------------------------------------------------------------------------------------

Merrill Lynch, Pierce,
Fenner & Smith, Inc............       $97,750,000            11.00%         2,297,692                      0
-------------------------------------------------------------------------------------------------------------------

Nomura Securities
International, Inc.............       $15,000,000             1.69%           352,587                658,452
-------------------------------------------------------------------------------------------------------------------

Quattro Fund Ltd...............        $4,000,000             0.45%            94,023                      0
-------------------------------------------------------------------------------------------------------------------

Ramius Capital Group...........          $900,000             0.10%            21,155                      0
-------------------------------------------------------------------------------------------------------------------

Ramius, LP.....................          $270,000             0.03%             6,347                      0
-------------------------------------------------------------------------------------------------------------------

Ramius Master Fund, LTD........       $10,823,000             1.22%           254,403                      0
-------------------------------------------------------------------------------------------------------------------

Ramius Partners II, LP.........          $315,000             0.04%             7,404                      0
-------------------------------------------------------------------------------------------------------------------

RCG Baldwin, LP................        $1,125,000             0.13%            26,444                      0
-------------------------------------------------------------------------------------------------------------------

RCG Halifax Master Fund,
LTD............................        $1,125,000             0.13%            26,444                      0
-------------------------------------------------------------------------------------------------------------------

RCG Latitude Master
Fund, LTD......................       $10,822,000             1.22%           254,380                      0
-------------------------------------------------------------------------------------------------------------------

RCG Multi Strategy Master
Fund, LTD......................          $720,000             0.08%            16,924                      0
-------------------------------------------------------------------------------------------------------------------

S.A.C. Capital Associates,
LLC............................          $500,000             0.06%            11,753                  7,500
-------------------------------------------------------------------------------------------------------------------

Sagamore Hill Hub Fund
LTD............................       $35,600,000             4.00%           836,806                      0
-------------------------------------------------------------------------------------------------------------------

Singlehedge US
Convertible Arbitrage Fund.....           $71,000             0.01%             1,669                      0
-------------------------------------------------------------------------------------------------------------------

St. Thomas Trading Ltd. .......        $6,477,000             0.73%           152,247                      0
-------------------------------------------------------------------------------------------------------------------

Sturgeon Limited...............          $105,000             0.01%             2,468                      0
-------------------------------------------------------------------------------------------------------------------

Sutton Brook Capital
Portfolio LP...................       $20,000,000             2.50%           470,116                      0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                      PRINCIPAL                           NUMBER OF
                                      AMOUNT AT                           SHARES OF               NUMBER OF
                                     MATURITY OF                        COMMON STOCK              SHARES OF
                                      DEBENTURES       PERCENT OF       ISSUABLE UPON           COMMON STOCK
                                     BENEFICIALLY        TOTAL             INITIAL             OWNED PRIOR TO
            SELLING                   OWNED AND       OUTSTANDING        CONVERSION OF          CONVERSION OF
        SECURITYHOLDER                 OFFERED         DEBENTURES        DEBENTURES (1)         DEBENTURES (1)
-------------------------------------------------------------------------------------------------------------------
Swiss Re Financial
Products Corporation...........       $47,000,000             5.29%         1,104,773                      0
-------------------------------------------------------------------------------------------------------------------

The Coast Fund, LP.............       $21,100,000             2.37%           495,972                      0
-------------------------------------------------------------------------------------------------------------------

UBS AG London Branch...........      $115,000,000            12.94%         2,703,167                      0
-------------------------------------------------------------------------------------------------------------------

White River Securities
L.L.C. ........................       $30,500,000             3.43%           716,927                      0
-------------------------------------------------------------------------------------------------------------------

Xavex Convertible
Arbitrage #5...................          $900,000             0.10%            21,155                      0
-------------------------------------------------------------------------------------------------------------------

Xavex Risk Arbitrage
Fund 2.........................          $400,000             0.04%             9,402                      0
-------------------------------------------------------------------------------------------------------------------

Zurich Institutional
Benchmark Management...........        $1,000,000             0.11%            23,506                      0
-------------------------------------------------------------------------------------------------------------------

Zurich Institutional
Benchmark Master Fund
LTD............................          $300,000             0.03%             7,052                      0
-------------------------------------------------------------------------------------------------------------------


     (1) Also includes an equivalent number of non-detachable trust shares of beneficial interest in P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands. See "Description of Trust Shares."